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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): January 5, 2001



                                 CHRONIMED INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                    0-19952                    41-1515691
             -------------------------------------------------------
             (Commission File No.) (IRS Employer Identification No.)



               10900 Red Circle Drive, Minnetonka, Minnesota 55343
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
               ---------------------------------------------------
                                 (952/979-3600)




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Item 2. Acquistion or Disposition of Assets

On January 5, 2001, Chronimed Inc. completed the sale of its Diagnostic Products subsidiary, MEDgenesis, to Medisys PLC (London: MDY.L) of Woodbridge, Suffolk, England for $39.975 million. The sale was completed in accordance with the Asset Purchase Agreement dated December 1, 2000, as amended by Amendment to Asset Purchase Agreement. The Asset Purchase Agreement and Amendment are filed with this report as Exhibits 2.1 and 2.2, respectively.

The transferred assets consisted principally of production equipment, leasehold improvements and other tangible property used in the Diagnostic Products business, intangible property including goodwill and royalties, trade accounts receivable, and inventory. The $39.975 million received from the sale was comprised of $30.475 million in cash and $9.500 million in Medisys PLC common stock. The sale price is subject to certain adjustments based on the closing date balance sheet under the provisions of the Asset Purchase Agreement. The sales price was determined through arms-length negotiations between Chronimed and Medisys. Chronimed also received a fairness opinion on the transaction from an investment banker.

There are no material relationships between Medisys and Chronimed or between Medisys and any directors, officers, or associates of any directors or officers of Chronimed.

Item 7. Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.

        Not applicable.

(b)     Pro forma financial information.

        The Chronimed unaudited pro forma financial statements included below reflect adjustments to the Company's historical financial statements that give effect to the $39.975 million sale of Chronimed's Diagnostic Products subsidiary, MEDgenesis, to Medisys PLC.

        The Pro Forma (unaudited) Consolidated Balance Sheet as of September 29, 2000 presents financial information of the Company as if the sale occurred on September 29, 2000. The Pro Forma Balance Sheet combines the unaudited Balance Sheet as of September 29, 2000 previously presented in the quarterly report on Form 10-Q with the adjustments that give effect to the sales transaction.



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        The Pro Forma (unaudited) Consolidated Statements of Income for the quarter ended September 29, 2000 and for the fiscal year ended June 30, 2000 present the Company's results of operations as if the sales transaction occurred at the beginning of the period presented. The Pro Forma Statement of Income for the period ended September 29, 2000 combines the unaudited Statement of Income, as previously presented in the quarterly report on Form 10-Q for first quarter fiscal 2001, with the adjustments that give effect to the sales transaction. The Pro Forma Statement of Income for the period ended June 30, 2000 combines the audited Statement of Income as previously presented in the annual report on Form 10-K for fiscal year 2000, with the adjustments that give effect to the sales transaction. The historical statements classified the Diagnostic Products business as discontinued operations. Accordingly, no pro forma adjustments are necessary on the face of the Pro Forma Statements of Income. Assumptions regarding the investment of sale proceeds and related interest income are included in the notes to the Unaudited Pro Forma Consolidated Statements of Income.

        The pro forma adjustments are based on available information and assumptions deemed reasonable by management. In the opinion of management, all adjustments considered necessary for fair presentation have been included. The following pro forma statements should be read with the accompanying notes. They should also be read with the historical financial statements and related notes included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2000, and the Quarterly Report on Form 10-Q for the three months ended September 29, 2000.

        These pro forma statements are not necessarily indicative of the results that actually would have occurred if the sale had been in effect as of and for the periods presented or what may be achieved in the future.



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



CHRONIMED INC.
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 29, 2000
(IN THOUSANDS)

                                                                              Pro Forma
                                                        Chronimed Inc.       Adjustments    Pro Forma
                                                        --------------       -----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents                               $     187          $  30,475(1)  $  30,662
  Available-for-sale securities                                   -              9,500(2)      9,500
  Accounts receivable, net                                   45,890                  -        45,890
  Income taxes receivable                                       238                  -           238
  Inventory                                                   6,149                  -         6,149
  Other current assets                                          874                  -           874
  Deferred taxes                                              1,311                  -         1,311
                                                          ---------          ---------     ---------
    Total current assets                                     54,649             39,975        94,624

Property and equipment:
  Property and equipment                                     14,077                  -        14,077
  Allowance for depreciation                                 (7,632)                 -        (7,632)
                                                          ---------          ---------     ---------
                                                              6,445                  -         6,445

Goodwill, net                                                 8,620                            8,620
Net assets of discontinued operations                        10,554            (10,554)(3)         -
Deferred taxes                                                  508                  -           508
Other assets                                                    130                  -           130
                                                          ---------          ---------     ---------
  Total assets                                            $  80,906          $  29,421     $ 110,327
                                                          =========          =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $  10,483                  -        10,483
  Accrued expenses                                            1,788             13,810(4)     15,598
                                                          ---------          ---------     ---------
    Total current liabilities                                12,271             13,810        26,081


Shareholders' equity:
  Preferred Stock                                                 -                                -
  Common Stock, issued and outstanding shares--
             12,147                                             121                              121
  Additional paid-in capital                                 52,839                           52,839
  Retained earnings                                          15,596             15,690 (5)    31,286
                                                          ---------          ---------     ---------
                                                             68,556             15,690        84,246
  Accumulated other comprehensive income --
   Unrealized gain on available-for-sale securities of
   discontinued operations                                       79                (79)(3)         -
                                                          ---------          ---------     ---------
    Total shareholders' equity                               68,635             15,611        84,246

                                                          ---------          ---------     ---------
Total liabilities and shareholders' equity                $  80,906          $  29,421     $ 110,327
                                                          =========          =========     =========


See accompanying notes to consolidated pro forma financial statements.




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


             Notes to Unaudited Pro Forma Consolidated Balance Sheet

The following pro forma adjustments have been made to the unaudited pro forma balance sheet as of September 29, 2000:

(1) Reflects cash proceeds received from the sale of the Diagnostic Products subsidiary.

(2) Reflects Medisys stock received from sale held as available for sale securities.

(3)  Reflects sale of the Diagnostic Products subsidiary assets to Medisys.

(4) Represents estimated income tax liability on the gain on sale and accrued transaction and other related costs.

(5) Represents the estimated gain, net of tax, and retained earnings impact from the sale. The following shows the calculation of the estimated gain from the sales transaction:


     (in thousands)

     Purchase price proceeds                                   $ 39,975
     Less estimated transaction and other related costs          (3,350)
     Less estimated net book value of assets                    (10,475)
     Estimated gain before income taxes                          26,150
     Less estimated income taxes                                (10,460)
                                                               --------
     Estimated gain                                            $ 15,690






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

CHRONIMED INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
QUARTER ENDED SEPTEMBER 29, 2000
(IN THOUSANDS)

                                                                        Pro Forma
                                                      Chronimed Inc.   Adjustments  Pro Forma
                                                      --------------   -----------  ---------
Revenues                                                $  64,419      $     -      $  64,419
Cost of revenues                                           54,696            -         54,696
                                                        ---------      -------      ---------
            Gross profit                                    9,723            -          9,723

Operating expenses
    Selling and marketing                                   1,105            -          1,105
    General and administrative                              7,207            -          7,207
                                                        ---------      -------      ---------
            Total operating expenses                        8,312            -          8,312

Income from continuing operations                           1,411            -          1,411
    Interest income, net                                        2            -              2
    Other income                                               21            -             21
                                                        ---------      -------      ---------
Income from continuing operations before income taxes       1,434            -          1,434
    Income tax (expense)                                     (573)           -           (573)
                                                        ---------      -------      ---------
Net income from continuing operations                   $     861            -      $     861

Net income per share
Basic income per share from continuing operations       $    0.07                   $    0.07
Basic weighted-average shares                              12,147                      12,147

Diluted income per share from continuing operations     $    0.07                   $    0.07
Diluted weighted-average shares                            12,149                      12,149


See accompanying notes to consolidated pro forma financial statements.




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CHRONIMED INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
YEAR ENDED JUNE 30, 2000
(IN THOUSANDS)

                                                                        Pro Forma
                                                      Chronimed Inc.   Adjustments   Pro Forma
                                                      --------------   -----------   ---------
Revenues                                               $  225,887     $        -    $  225,887
Cost of revenues                                          185,606              -       185,606
                                                       ----------     ----------    ----------
            Gross profit                                   40,281              -        40,281

Operating expenses
    Selling and marketing                                   4,455              -         4,455
    General and administrative                             31,851              -        31,851
    Other expense - asset write down                        5,500              -         5,500
                                                       ----------     ----------    ----------
            Total operating expenses                       41,806              -        41,806

(Loss) from continuing operations                          (1,525)             -        (1,525)
    Interest (expense), net                                  (191)             -          (191)
(Loss) from continuing operations before income taxes      (1,716)             -        (1,716)
    Income tax benefit                                        438              -           438
                                                       ----------     ----------    ----------
Net (loss) from continuing operations                  $   (1,278)    $        -    $   (1,278)

Net loss per share
Basic loss per share from continuing operations        $    (0.10)                  $    (0.10)
Basic weighted-average shares                              12,116                       12,116

Diluted loss per share from continuing operations      $    (0.10)                  $    (0.10)
Diluted weighted-average shares                            12,116                       12,116


See accompanying notes to consolidated pro forma financial statements.




                                       7


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         Notes to Unaudited Pro Forma Consolidated Statements of Income

The following describes the pro forma adjustments made to the unaudited pro forma statements of income for the three months ended September 29, 2000 and the year ended June 30, 2000:

     o Pro forma adjustments only include adjustments from continuing operations before nonrecurring charges and credits directly attributable to the transaction. In addition, only the portion of the income statement through "income from continuing operations" is required to be shown on the pro forma statements of income. The Diagnostic Products subsidiary has been reported as discontinued operations on the historical statements and no adjustments are required to give effect to the sale on the pro forma statements of income.

     o Material nonrecurring charges and credits and related tax effects directly attributable to the transaction are disclosed separately. See Note (5) to the Pro Forma Consolidated Balance Sheet for disclosure related to the gain on sale and the related tax effect.

     o Interest income from the investment of proceeds from the transaction is not included as an adjustment on the face of the Pro Forma Consolidated Statements of Income. See the note below for the related disclosure.

The Company intends to use the net proceeds from the sales transaction to make additional investments in the business. For pro forma purposes, estimated interest income from investments associated with excess cash from the sales transaction has been calculated based on the following assumptions:


     o Excess cash was invested on the date of sale in short-term government securities.

     o The transaction and other costs and the income tax liability were paid on the date of sale.

     o The $9.500 million common stock received in the sales transaction was held for the entire period presented.

     o    The income tax rate is 40%.

     o    The excess cash available was calculated as follows:


          (in thousands)

          Cash proceeds from sales transaction                      $ 30,475
          Less estimated transaction and other related costs          (3,350)
          Less estimated income taxes                                (10,460)
                                                                    --------
          Estimated excess cash                                     $ 16,665




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


          Based on the above assumptions, the following shows the estimated interest income from investments associated with the excess cash from the sales transaction had the transaction occurred at the beginning of the period presented:

(in thousands)                                                                                         Interest
                                                 Cash          Interest    Interest    Income Tax       Income,
            Period                              Invested         Rate       Income      Expense       net of tax
            ------                              --------       --------    --------    ----------     ----------
Year Ended June 30, 2000 (52 weeks)              $16,665         5.4%        $900        ($360)         $540
Quarter Ended September 29, 2000 (13 weeks)      $16,665         6.2%        $258        ($103)         $155



(c) Exhibits

     2.1 Asset Purchase Agreement dated December 1, 2000 between Chronimed Inc. and Medisys PLC without exhibits and schedules. (Incorporated by reference from Exhibit 2.1 in the Company's Form 8-K filed December 18, 2000).

     2.2  January 5, 2001, Amendment to Asset Purchase Agreement.

     99.1 Press release dated January 8, 2001 announcing the closing of the sale of Chronimed's Diagnostic Products subsidiary to Medisys PLC.



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



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                                 CHRONIMED INC.
                                                  (Registrant)

Date:  January 19, 2001

                                        By:  /s/ Henry F. Blissenbach
                                           ------------------------------------
                                            Henry F. Blissenbach
                                            Chief Executive Officer and
                                            Chairman of the Board of Directors


                                            /s/ Gregory H. Keane
                                           ------------------------------------
                                            Gregory H. Keane
                                            Vice President and Chief Financial
                                            Officer



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                                  EXHIBIT INDEX

Exhibit
Number     Description of Exhibit
--------   ----------------------

  2.1 Asset Purchase Agreement dated December 1, 2000 between Chronimed Inc. and Medisys PLC without exhibits and schedules. (Incorporated by reference from Exhibit 2.1 in the Company's Form 8-K filed December 18, 2000).

  2.2      January 5, 2001, Amendment to Asset Purchase Agreement

 99.1 Press release dated January 8, 2001 announcing the closing of the sale of Chronimed's Diagnostic Products subsidiary to Medisys PLC.